As filed with the Securities & Exchange Commission on October 25, 1996

                                                       Registration No. 33-79438


     S E C U R I T I E S A N D E X C H A N G E C O M M I S S I O N

                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KRONOS INCORPORATED

               (Exact name of issuer as specified in its charter)


            Massachusetts                                      04-2640942
   (State of other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

          400 Fifth Avenue
       Waltham, Massachusetts                                    02154
(Address of Principal Executive Offices)                       (Zip Code)

                                   Mark S. Ain
                             Chief Executive Officer
                               Kronos Incorporated
                                400 Fifth Avenue
                          Waltham, Massachusetts 02154
                     (Name and address of agent for service)

                                 (617) 890-3232

          (Telephone number, including area code, of agent for service)

                                  -------------

         Pursuant to a Registration Statement on Form S-3 (File 33-79438), Kronos Incorporated (the "Company") registered under the Securities Act of 1933, 119,979 shares of Common Stock, $.01 par value per share, of the Company, which shares were to be sold by certain stockholders of the Company pursuant to such Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 1,136 of such shares of Common Stock of the Company, which constitute all of such registered shares which have not been sold as of the date hereof.

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereby duly authorized, in the City of Waltham, Massachusetts, on this 25th day of October, 1996.

                                           KRONOS INCORPORATED


                                           BY:  \s\ Mark S. Ain
                                                    Mark S. Ain
                                                    Chief Executive Officer

                                  Exhibit Index


Exhibit
Number                 Description

23.1                   Consent of Ernst & Young LLP